                                                                   Exhibit 10.24





                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


                             Dated: April 16, 1997

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
ARTICLE I     DEFINITIONS AND REFERENCES.................................    -1-
              1.1  DEFINITIONS...........................................    -1-
              1.2  REFERENCES............................................    -4-

ARTICLE II    SALE AND PURCHASE..........................................    -4-

ARTICLE III   PURCHASE PRICE.............................................    -5-
              3.1  PURCHASE PRICE........................................    -5-
              3.2  NO ASSUMPTION OF SELLER'S OBLIGATIONS.................    -5-
              3.3  NO ASSUMPTION OF PURCHASER'S OBLIGATIONS..............    -5-

ARTICLE IV    SUBMITTALS.................................................    -6-
              4.1  SUBMITTALS TO PURCHASER...............................    -6-
              4.2  REVIEW AND INSPECTION.................................    -8-

ARTICLE V     REPRESENTATIONS AND WARRANTIES.............................    -8-
              5.1  REPRESENTATIONS AND WARRANTIES OF SELLER..............    -8-
              5.2  REPRESENTATIONS AND WARRANTIES OF PURCHASER...........   -11-
              5.3  DURATION OF REPRESENTATIONS AND WARRANTIES............   -11-

ARTICLE VI    CLOSING MATTERS............................................   -11-
              6.1  CLOSING...............................................   -11-
              6.2  NEW YORK STYLE CLOSING; CLOSING CHARGES...............   -12-
              6.3  SURVEY, TITLE COMMITMENT AND SEARCHES.................   -12-
              6.4  DEFECTS AND REMOVAL OF LIENS..........................   -14-
              6.5  ESCROW................................................   -15-

ARTICLE VII   CLOSING DELIVERIES.........................................   -15-
              7.1  SELLER'S DELIVERIES...................................   -15-
              7.2  PURCHASER'S DELIVERIES................................   -17-
              7.3  CONCURRENT TRANSACTIONS...............................   -17-
              7.4  FURTHER ASSURANCES....................................   -17-
              7.5  POSSESSION............................................   -18-

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
ARTICLE VIII  ADJUSTMENTS AND PRORATIONS - CLOSING STATEMENTS............   -18-
              8.1   ADJUSTMENTS AND PRORATIONS...........................   -18-
              8.2   CLOSING STATEMENTS...................................   -18-

ARTICLE IX    CONDITIONS TO SELLER'S OBLIGATIONS.........................   -18-
              9.1   CONDITIONS...........................................   -18-
              9.2   FAILURE OF CONDITIONS................................   -19-

ARTICLE X     CONDITIONS TO PURCHASER'S OBLIGATIONS......................   -19-
              10.1  CONDITIONS...........................................   -19-
              10.2  FAILURE OF CONDITIONS................................   -20-

ARTICLE XI    ACTIONS AND OPERATIONS PENDING CLOSING.....................   -20-
              11.1  ACTIONS AND OPERATIONS PENDING CLOSING...............   -20-

ARTICLE XII   CASUALTIES AND TAKINGS.....................................   -21-
              12.1  CASUALTIES...........................................   -21-
              12.2  TAKINGS..............................................   -21-

ARTICLE XIII  INDEMNITIES................................................   -22-
              13.1  SELLER'S INDEMNITY...................................   -22-
              13.2  PURCHASER'S INDEMNITY................................   -22-
              13.3  NOTICE OF CLAIMS.....................................   -23-

ARTICLE XIV   NOTICES....................................................   -23-

ARTICLE XV    ADDITIONAL COVENANTS.......................................   -24-
              15.1  ADDITIONAL COVENANTS.................................   -24-

LIST OF EXHIBITS.........................................................   -28-

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


     THIS PURCHASE AND SALE AGREEMENT is made this 16th day of April, 1997, by and between May & Speh, Inc., a Delaware corporation ("Seller"), and Finley Partners L.L.C., an Illinois limited liability company ("Purchaser").

                                   RECITALS:

     A. Seller is the fee owner of that certain parcel of land (and the improvements and buildings thereon) legally described in Exhibit "A-1" ("1501 Land Parcel") and located at 1501 Opus Place, Downers Grove, Illinois, and that certain parcel of land (and the improvements and buildings thereon) legally described in Exhibit "A-2" ("3333 Land Parcel"). The 3333 Land Parcel is adjacent to the 1501 Land Parcel.

     B. Seller desires to sell, and Purchaser desires to purchase, the Property (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth.

     C. Simultaneously with the purchase of the Property, Purchaser will lease the 1501 Land Parcel (and the improvements and buildings thereon) pursuant to the lease attached hereto as Exhibit B ("1501 Lease") and the 3333 Land Parcel (and the improvements and buildings to be constructed thereon) pursuant to the lease attached hereto as Exhibit C ("3333 Lease"). Pursuant to the 3333 Lease, the Landlord will construct a 200,000 square foot office building and parking facility on the 3333 Land Parcel for use by Seller.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, Seller and Purchaser agree as follows:


                                   ARTICLE I

                           DEFINITIONS AND REFERENCES
                           --------------------------

     1.1 DEFINITIONS. As used herein, the following terms shall have the respective meanings indicated below:

     Affiliate: With respect to a specific entity, any natural person or any firm, corporation, partnership, limited liability company, association, trust or other entity which, directly or indirectly, controls, or is under common control with, the subject entity, and with respect to any specific entity or person, any firm, corporation, partnership, association, trust or other entity which is controlled by the subject entity or person. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

     Agreement:  This Purchase and Sale Agreement, including the Exhibits.

     Agreement Date: The date of full execution of this Agreement by Seller and Purchaser.

     Assignment: The Assignment, Assumption and Indemnity Agreement in the form of Exhibit "D" attached hereto.

     Closing and Closing Date:  As defined in Section 6.1.

     Closing Statement:  The Closing Statement required under the provisions of
Section 8.2.

     Department:  Illinois Department of Revenue.

     Environmental Laws:  As defined in Subsection 5.1(n).

     Escrow: The escrow created for the purpose of facilitating the transactions contemplated hereby pursuant to the Escrow Instructions (as defined herein).

     Escrow Instructions: The escrow instructions to be executed and delivered by the parties and the Title Company, as escrowee.

     1501 Land Parcel:  As defined in the Recitals.

     1501 Lease:  As defined in the Recitals.

     Fixtures and Tangible Personal Property: All fixtures, equipment, machinery, apparatus, and other articles of personal property located on the Land and Improvements as of the Closing, and used or usable in connection with any part of the Property, excluding, however, property owned by Seller and used in its business as opposed to the operation of the Improvements or by other persons furnishing goods or services to the Property. Improvements.

     Hazardous Material:  As defined in Subsection 5.1(n).

     Impositions: All taxes and other governmental charges of any kind whatsoever that may at any time be assessed or levied against or with respect to the Property, or any part thereof or any interest therein, including, without limitation, all general and special real estate taxes and assessments or taxes assessed specifically in whole or in part in substitution of general real estate taxes or assessments; any taxes levied upon or with respect to the revenue, income or profits of Seller from all or any part of the Property which, if not paid, will become a lien on all or any part of the Property, or a lien or charge on the rents, revenues or receipts therefrom; all assessed ad valorem taxes; all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Property that may be secured by a lien on the Property and all assessments and other charges made by any governmental agency for improvements that may be secured by a lien on the Property.

     Improvements: The buildings, structures (surface and sub-surface) and other improvements, including such fixtures as shall constitute real property, located on the Land.

     Land: The parcel of real estate described in Exhibits "A-1 and A-2" hereto, together with all rights, title and interest, if any, of Seller in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining said Land, to the centerline thereof, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for the damage to said Land by reason of change of grade of any street.

     Leases:  The 1501 Lease and the 3333 Lease.

     Legal Requirements: All laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction of the Property (including, for purposes hereof, any local Board of Fire Underwriters) and the operation thereof.

     Obligations: All payments required to be made and all representations, warranties, covenants, agreements and commitments required to be performed under the provisions of this Agreement by Seller or Purchaser, as applicable.

     Permits: Licenses, franchises and permits, certificates of occupancy authorizations and approvals used in the ownership, occupancy or operation of any part of the Property as currently operated.

     Permitted Exceptions: (i) any Title Defects disclosed by the Survey or any other matters disclosed by Survey, and (ii) any liens, encumbrances, restrictions, exceptions and other matters specified in Exhibit "E" to which title to the Property may be subject on the Closing Date.

     Property: (i) the Land; (ii) the Improvements; (iii) the Fixtures and Tangible Personal Property; and (iv) the Permits all as hereinafter defined.

     Purchase Price:  As defined in Section 3.1.

     Searches:  As defined in Subsection 6.3(c).

     Section 1445:  As defined in Subsection 15.1(g).

     Submittals:  As defined in Section 4.1.

     Survey:  As defined in Subsection 6.3(b).

     3333 Lease:  As defined in the Recitals.

     3333 Land Parcel:  As defined in the Recitals.

     Title Commitment:  As defined in Subsection 6.3(a).

     Title Company:  Chicago Title Insurance Company.

     Title Defect: A lien, claim, charge, security interest, encumbrance, encroachment or other matter adversely affecting title to the Property other than a Permitted Exception.

     Title Policy:  As defined in Subsection 6.3(a).

     UCC:  The Uniform Commercial Code in effect in Illinois.

     Violation: Any condition with respect to the Property which constitutes a violation of any Legal Requirements or Permits.

     1.2 REFERENCES. Except as otherwise specifically indicated, all references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "hereby", "hereof", "herein", "hereto", "hereunder", "hereinafter", and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word "hereafter" shall mean after, and the term "heretofore" shall mean before the date of this Agreement. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.


                                   ARTICLE II

                                SALE AND PURCHASE
                               ------------------

     Seller hereby agrees to sell (or to cause to be sold) to Purchaser, and Purchaser hereby agrees to purchase from Seller, the Property on the terms and subject to the conditions of this Agreement.

                                  ARTICLE III

                                 PURCHASE PRICE
                                 --------------

     3.1  PURCHASE PRICE.
          --------------

          (a) The purchase price ("Purchase Price") for the Property shall be Twelve Million Three Hundred One Thousand and 00/100 Dollars ($12,301,000.00).

          (b) The Purchase Price, subject to prorations and adjustments as provided in Section 8.1, shall be paid on the Closing Date by wire transfer of immediately available funds, first to the Title Company and then to an account specified by Seller, against delivery of instruments of transfer and the other documents specified in Section 7.1.

     3.2 NO ASSUMPTION OF SELLER'S OBLIGATIONS. Except as otherwise specifically provided herein to the contrary, Purchaser shall not assume, or become obligated with respect to, any duties, liabilities or other obligations of Seller, including, but not limited to, the following:

          (a) except to the extent that Purchaser agrees to and does receive a credit therefor on the Closing Statement, any and all obligations, liabilities, claims, accounts, demands, liens or encumbrances, whether direct or contingent and no matter how arising, in any way related to the Property, and arising or accruing prior to the Closing Date or in any way related to or arising from any act, conduct, omission, contract or commitment of Seller or any predecessor in interest of Seller, at any time or times prior to the Closing Date (including, but not limited to, any damage to property or injury to or death of any person); and

          (b) duties, liabilities or other obligations of Seller incurred in connection with or relating to the transfer of the Property pursuant to this Agreement, including, without limitation, any federal, state or local income, sales, transfer or other tax incurred by reason of said transfer, all of which shall be the sole responsibility of Seller.

     3.3 NO ASSUMPTION OF PURCHASER'S OBLIGATIONS. Notwithstanding anything to the contrary contained herein and except to the extent set forth in the Leases, Seller shall not assume or become obligated with respect to any obligations, liabilities, claims, accounts, demands, liens or encumbrances, whether direct or contingent and no matter how arising, in any way related to the Property, and arising or accruing from and after the Closing Date or in any way related to or arising from any act, conduct, omission, contract or commitment of Purchaser at any time or times from and after the Closing Date (including, but not limited to, any damage to property or injury to or death of any person).

                                  ARTICLE IV

                                  SUBMITTALS
                                  ----------


     4.1 SUBMITTALS TO PURCHASER. Seller, within twenty (20) days after the Agreement Date, shall deliver to Purchaser copies of the following (the "Submittals"):

          (a) the Permits;

          (b) a descriptive summary of all pending or threatened litigation with respect to the Property;

          (c) reproducible copies of all plans, specifications, drawings, blueprints, surveys, environmental reports and other documents which Seller has in its possession as the same relate to the Property, including, but not limited to those relating to any prior or ongoing construction or rehabilitation of the Property;

          (d) all other documents or instruments of record relating to the Property;

          (e) information reflecting the insurance loss history of the Property for the five (5) years preceding the date hereof and copies of all insurance policies relating to the Property;

          (f) the notices, reports and registrations Seller has filed, if any, pursuant to Seller's obligations under the Illinois State Fire Marshal Regulations for Underground Storage Tanks, SARA Title III, the OSHA Hazard Communication Standard and/or any other federal, state or local health and safety regulations;

          (g) a copy of the bill or bills issued for the three (3) most recent years for which bills have been issued for all real estate taxes and personal property taxes and a copy of any and all notices pertaining to real estate taxes or assessments applicable to the Property. Seller shall promptly deliver to Purchaser a copy of any such bills or notices received by Seller after the date hereof even if received after Closing. In the event that any taxes or assessments for said years have been appealed, Seller shall provide Purchaser with copies of all petitions for appeal and evidence of full payment of the cost of any such appeals including the full payment of attorneys' fees;

          (h) copies of all service and maintenance contracts and other written agreements of any kind pertaining to the Property, and all amendments and modifications thereto, which Seller or its agents and Affiliates have entered into in connection with the construction, development, maintenance, ownership and operation of the Property which might survive Closing and a schedule listing all such contracts and agreements. Purchaser shall inform Seller, not less than five (5) days prior to Closing, which Contracts, if any, Purchaser wishes Seller to assign to Purchaser at the Closing;

          (i) a copy of all guaranties, warranties and other documents or instruments relating to the Property;

          (j) copies of all contracts for construction, repair or capital replacement to be performed at the Property or covering such work performed during the two (2) years immediately preceding the date hereof;

          (k) all other studies, reports, maps and documents related to the Property that are reasonably available to Seller, including without limitation engineering reports, surveys, environmental impact reports, traffic circulation, flood control and drainage plans, design renderings, shop drawings, feasibility studies, and all correspondence with governmental agencies and their personnel concerning the same, but excluding market analyses;

          (l) copies of all notices of health, building and zoning code violations received in the last five (5) years with respect to the Property;

          (m) copies of any soil tests, notices from and correspondence with state and federal environmental departments;

          (n) copies of all agreements relating to the availability or furnishing of sewer, water, and other utilities to the Property, if any; and

          (o) copies of all environmental and engineering reports on all aspects of the Property, including those related to the roof, asphalt, heating, ventilating and air-conditioning systems, life safety systems, security systems, electrical and plumbing systems and the structural elements of the Improvements, plus copies of all bids and proposals obtained for any work called for by any of the aforesaid engineering reports.

In addition, Seller shall make available for Purchaser's inspection any and all other documents in Seller's or its Affiliates' possession relating to the Property.

     4.2 REVIEW AND INSPECTION. Purchaser shall have the right to enter upon the Land and Improvements to inspect the Property and to conduct reasonable non-destructive tests and investigations at its sole cost and expense, except as provided herein. Purchaser shall indemnify Seller from and against any loss, damage, liability, cost or expense incurred by Seller as a direct result of the entry onto the Property by Purchaser, its employees, representatives or agents in performing such inspection, tests and investigations. Seller shall cooperate with Purchaser and its agents in arranging such inspections.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      5.1 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants the following to Purchaser:

          (a) Due Organization. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Illinois.

          (b) Authority. The execution, delivery and performance of this Agreement and the Leases have been duly authorized by all requisite action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

          (c) No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or Violation of any Legal Requirement, or constitute a default (or an event which with notice or passage of time or both will constitute a default) under any contract or agreement to which Seller or an Affiliate of Seller is a party or by which it or the Property is bound.

          (d) Title to Other Property. Seller has good and marketable title to all Property free and clear of all options, liens, charges, easements, agreements, claims, restrictions or other encumbrances of any kind or nature except as set forth in Exhibit "E". All items of Property have been or on or before Closing will be fully paid for.

          (e) Permits and Legal Requirements. (i) Exhibit "F" sets forth a complete and correct list of all existing Permits held by Seller or Affiliates of Seller; (ii) such Permits constitute all of the licenses, franchises and permits, certificates of occupancy, authorizations and approvals required for the ownership and operation of the Property as currently operated, (iii) Seller has not received any written notice of any Violation which has not been heretofore corrected; (iv) prior to the Closing Date, any uncured Violations shall be cured by Seller at its sole expense; and (v) all Permits are assignable to Purchaser.

          (f) Impositions. All Impositions due and payable as of the date of this Agreement have been paid. There is no existing, pending or, to Seller's best knowledge, contemplated, threatened or anticipated increase in the tax assessment for the Property other than routine increases which occur from year to year. Except as set forth in Exhibit "G", there are no pending real estate tax appeals or protests for the Property and no real estate tax abatements or reduction programs in effect with respect to the Property. Seller shall not file any such appeals or protests from and after the date hereof.

          (g) Pending Litigation. Except as described in Exhibit "H", there are no actions, suits or proceedings pending or, to Seller's best knowledge, threatened against Seller affecting any of Seller's rights with respect to the Property, at law or in equity, or before any federal, state, municipal, or other governmental agency or instrumentality, nor is Seller aware of any facts which to its knowledge might result in any such action, suit or proceedings.

          (h) Condemnation. There are no pending or, to Seller's best knowledge, threatened condemnation proceedings or condemnation actions (or offer to purchase in lieu of condemnation) against the Land and Improvements or any of the rights-of-way located adjacent thereto.

          (i) Zoning. The Land is currently zoned for its present use, and no change in the zoning classification of the Property is pending or, to Seller's best knowledge, threatened.

          (j) Assessments. No governmental assessment for sewer, sidewalk, water, paving, electrical, power or other improvements is pending or in effect or, to Seller's best knowledge, threatened.

          (k) Utilities. All utility equipment and facilities required for the normal operation and use of the Property are connected under valid permits and, to the best of Seller's knowledge, are adequate to service the Property, and, all agreements for providing utilities are with direct providers.

          (l) Material Changes. There are no facts or circumstances not disclosed to Purchaser of which Seller has actual knowledge which have or could have a material adverse effect upon the Property, excluding however general economic conditions. Seller agrees to notify Purchaser immediately of such facts or circumstances if it becomes aware of the same.

          (m) Condition of Property. To the best of Seller's knowledge, the Improvements, including, without limitation, the roof(s), elevators and basement(s), are in good operating condition and free from material defects, subject to normal wear and tear. All plumbing, heating, ventilation, air conditioning, electrical and other mechanical systems and equipment are, to the best of Seller's knowledge, in good operating condition and free from material defects, subject to normal wear and tear.

          (n) Environmental Matters. Except as set forth in Exhibit "I", Seller has no actual knowledge of (i) Hazardous Materials having been discharged, placed or disposed of at, on or under the Property; (ii) underground storage tanks having been located on the Property; (iii) the Property having been used as a dump for waste material; and (iv) the Property or the Seller being in violation of or liable under any applicable Environmental Law.

     The term Hazardous Materials shall mean and include the following, including mixtures thereof: (i) any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq., as amended;
(ii) oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; (iii) pesticides regulated under the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. (S)136 et seq., as amended; (iv) asbestos and asbestos-containing materials, PCBs and other substances regulated under the Toxic Substances Control Act, 15 U.S.C.
(S)2601 et seq., as amended; (v) source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy of 1982; (vi) chemicals subject to the OSHA Hazard Communications Standard, 29 C.F.R. (S)1920.1200 et seq., as amended; (vii) industrial process and pollution control wastes whether or not hazardous within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq., as amended; and (viii) all other toxic or hazardous substances regulated by federal, state or local laws. All such above-referenced statutes together with the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the Safe Drinking Water Act, as amended, the Toxic Substance Control Act, as amended, the Emergency Planning and Community Right-To-Know Act of 1986, the Hazardous Material Transportation Act, as amended, and all other federal, state and local statutes, laws, ordinances, order, rules, regulations and moratoria relating to the protection, preservation or restoration of the environment or the use, storage, treatment, generation, handling, release or disposal of Hazardous Materials are hereinafter referred to as "Environmental Laws".

          (o) Leases. No party has any right to possession or occupancy of any part of the Property pursuant to a lease, license, option or otherwise.

      5.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants the following to Seller:

          (a) Due Organization. Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Illinois.

          (b) Authority. The execution, delivery and performance of this Agreement have been duly authorized by all requisite action on the part of Purchaser, and this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

          (c) No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except as otherwise provided herein, do not require the consent or approval of any governmental authority, nor shall such execution and delivery result in a breach or Violation of any Legal Requirement, or constitute a default (or an event which with notice or passage of time or both will constitute a default) under any contract or agreement to which Purchaser or an Affiliate of Purchaser is a party or by which it or the Property is bound.

     5.3 DURATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in Sections 5.1 and 5.2 shall be deemed restated on and as of the Closing Date and shall survive the Closing for a period of one (1) year. Neither Seller nor Purchaser shall have any claim for breach of a representation or warranty unless notice of such alleged breach, specifying such breach in reasonable detail, is delivered to the alleged breaching party on or before one
(1) year after the Closing Date.


                                   ARTICLE VI

                                 CLOSING MATTERS
                                ----------------

     6.1 CLOSING. The closing of the transaction contemplated hereby (the "Closing") shall take place at the offices of the Title Company on June 2, 1997, subject to possible extensions pursuant to Subsection 6.3 (the "Closing Date"). The Closing shall be effected pursuant to the Escrow Instructions.

     6.2 NEW YORK STYLE CLOSING; CLOSING CHARGES. At the request of either party, the transaction shall be closed by means of a so-called "New York Style Closing", with the concurrent delivery of the documents of title, transfer of interests, delivery of the Title Policy described in Subsection 7.1(e) and the payment of the Purchase Price. Seller shall provide and pay for the cost for the issuance of the Title Policy, the issuance of extended coverage over the general exceptions contained in and all endorsements to the Title Policy, the State of Illinois and DuPage County real estate transfer taxes and all sales and use taxes in connection with the Closing. Purchaser shall pay one hundred percent (100%) of any money lender's escrow fees. Seller and Purchaser shall each pay for fifty percent (50%) of any undertaking (the "Gap Undertaking") to the Title Company necessary for the New York Style Closing to occur, all closing, escrow, recording and other charges of the Title Company for such Closing.

     6.3 SURVEY, TITLE COMMITMENT AND SEARCHES. Seller on or before the expiration of the periods set forth below will deliver the following to
Purchaser:

     (a) Title. Within twenty (20) days following the Agreement Date, a commitment (hereinafter referred to as the "Title Commitment") to issue an ALTA Form B (1992) Owner's Title Insurance Policy issued by the Title Company in the amount of the Purchase Price (irrevocable for at least six months), showing fee simple title in Seller to the Land and Improvements and, in addition, all access, ingress and egress and utility easements and rights-of-way required hereunder or used in connection with the Property by the Seller, naming Purchaser as the proposed insured, with title being subject only to real estate taxes not yet due or payable, acts of Purchaser and parties acting through Purchaser, the Permitted Exceptions and such other exceptions as approved in writing by Purchaser and any other title exceptions pertaining to liens or encumbrances of a definite, ascertainable amount which are capable of being, and shall be, removed by the payment of money by Seller at or prior to Closing as confirmed by Purchaser with the Title Company (such other title exceptions being hereinafter referred to as the "Removable Exceptions"). The Title Commitment shall contain an agreement by the Title Company, or shall be supplemented with an agreement by the Title Company delivered to Purchaser no later than five (5) days prior to Closing, stating that the title insurance policy which will be issued pursuant to the Title Commitment at the Closing (hereinafter referred to as the "Title Policy") will provide full extended coverage insurance which shall result in the deletion of all general exceptions. The Title Policy shall contain the following affirmative endorsements and such other endorsements as are reasonably requested by Purchaser:

                    (A) an endorsement insuring Purchaser that there are no violations of any restrictive covenants, conditions or restrictions affecting the Land or Improvements, that there are no encroachments by the Improvements onto any easements or any building lines or setbacks affecting the Land, or onto any adjacent property, or any encroachments onto the Land of existing improvements located on adjoining land;

                    (B) an access endorsement insuring that all adjoining streets are public streets and that there is direct and unencumbered access to the same from the Land and the Improvements;

                    (C) a survey endorsement insuring that all the property insured is legally described on a specifically mentioned survey and foundations in place as of the date of such policy are within the lot lines and applicable setback lines, that the Improvements do not encroach onto adjoining land or onto any easements, and that there are no encroachments of improvements from adjoining land onto the Land or any part thereof;

                    (D) a 3.1 zoning endorsement insuring that the Land and the Improvements are zoned for the present and contemplated building and business thereon and insuring against loss or damage arising due to a prohibition of said use or requiring removal of the Improvements due to a violation of applicable laws or ordinances including but not limited to laws and ordinances relating to area of the Land, floor area of the Improvements, setbacks, height and parking;

                    (E) a contiguity endorsement insuring that all parcels comprising the Land are contiguous;

                    (F) an endorsement insuring that no instrument, covenant or condition affecting the Land provides for an easement over the Land or for a private assessment or charge; and

                    (G) an endorsement insuring that all of the Land and the Improvements are covered by one or more permanent index numbers which do not cover other property.

                    The Title Company shall also undertake to obtain reinsurance policies with Right of Direct Access in such amounts and with such companies as may be satisfactory to Purchaser.

     (b) Survey. Within thirty (30) days of the Agreement Date, three (3) copies of a currently dated as-built survey of the Land and of the Improvements situated thereon (hereinafter referred to as the "Survey"), prepared by a surveyor licensed by the State of Illinois and acceptable to Purchaser, certified to Purchaser and the Title Company and any other parties identified by Purchaser, in manner satisfactory to Purchaser, by such surveyor as being true, accurate and having been prepared in accordance with the minimum standard detail requirements for Land Title Surveys adopted by the American Title Association (now known as the American Land Title Association) and the American Congress on Surveying and Mapping in 1992, including the following Table A items: 1992 -- 2, 3, 4, 7(a), 7(b)(1), 8, 9, 10, 11. The Survey shall reveal no encroachments onto the Land from any adjacent property, no encroachments by or from the Land or Improvements onto any adjacent property, and no violation by any of the Improvements on the Land of any building line or easement affecting the Land. Said Survey shall certify that the Land is not in an area identified by an agency or department of the federal government as having special flood or mudslide hazards which would require flood insurance under the Flood Insurance Act of 1968.

     If the Title Commitment or Survey is not delivered to Purchaser within the specified time, Purchaser may, in addition to the remedies available to it under
Section 10.2 hereof, elect, by written notice from Purchaser to Seller (i) to extend the time for delivery of such items or any of them to a date designated in such notice or such later date as may be designated from time to time by Purchaser, or (ii) to obtain such items or any of them and deduct all costs or expenses incurred thereby from the Purchase Price.

     (c) Searches. UCC, judgment and tax lien searches on the names of Seller covering a date not earlier than seven (7) days prior to the date of closing (the "Searches") showing no Title Defect as to the Property unless the same is to be paid by Seller and released at or prior to the Closing.

      6.4  DEFECTS AND REMOVAL OF LIENS.
           ----------------------------

     (a) Defects. If the Title Commitment or the Title Policy discloses Title Defects, or if the Survey discloses Title Defects then Seller shall have thirty
(30) days from the date of the delivery of the Title Commitment and Survey in which to have such Title Defects removed from the Title Commitment or Title Policy, or to remove such defects in the Survey or have the Title Company commit to insure over same. If such unpermitted exceptions or defects are not removed or insured over within the permitted time, Purchaser may elect, in addition to Purchaser's remedies under Section 10.2 hereof, upon written notice to Seller made within ten (10) days after the expiration of the permitted time (i) to terminate this Agreement; (ii) to extend the permitted time for fifteen (15) days in which such exceptions or defects may be removed or insured over; or
(iii) take title as it then is and deduct from the Purchase Price an amount necessary to discharge and to obtain affirmative title insurance against loss with respect to any unpermitted liens, encumbrances or restrictions. If Purchaser fails to make a timely election, such failure shall constitute an election under clause (ii) above to extend the permitted time in which such exceptions or defects may be removed or insured over for an additional period of fifteen (15) days and if such Title Defects are not removed or satisfactorily insured over within said fifteen (15) days and Purchaser does not elect to proceed under clause (iii) above within said time, Purchaser shall be deemed to have elected to terminate this Agreement. Title Defects which are accepted by Purchaser pursuant to clause (iii) shall thereupon be deemed to be Permitted Exceptions and Exhibit "E" shall be amended, if necessary, to include such additional Permitted Exceptions.

     (b) Removal of Liens. If on the Closing Date there shall be any Title Defect of a definite or ascertainable amount which is capable of satisfaction by the payment of money, then Seller shall either (a) use a portion of the Purchase Price to satisfy the same, provided Seller shall simultaneously deliver to Purchaser at the Closing instruments, in recordable form, sufficient to satisfy such Title Defect of record, together with the cost of recording or filing said instrument; or (b) in the alternative, make arrangements with the Title Company in advance of Closing whereby Seller will deposit with the Title Company sufficient monies (which may be a portion of the Purchase Price), acceptable to the Title Company, to induce the Title Company to issue the Title Policy to Purchaser, either free of any such Title Defect or with insurance which "insures over" such Title Defect.

      6.5 ESCROW. This Agreement shall not be merged into the Escrow Instructions but the Escrow Instructions shall be deemed auxiliary to this Agreement and, as between the parties hereto, the provisions of this Agreement shall govern and control.

                                  ARTICLE VII

                               CLOSING DELIVERIES
                              -------------------

      7.1 SELLER'S DELIVERIES. At Closing, Seller shall deliver or cause to be delivered to Purchaser the following, each of which shall be in form and substance reasonably acceptable to Purchaser and, in the case of documents of transfer or conveyance, shall be accepted or consented to by all parties required to make such transfer or conveyance effective:

     (a) a recordable Warranty Deed from Seller to Purchaser conveying the Land and Improvements subject only to the Permitted Exceptions;

     (b) a bill of sale, with warranty of title, transferring to Purchaser all of Seller's right, title and interest in and to the Fixtures and Tangible Personal Property, to be transferred hereunder subject only to Permitted Exceptions;

     (c) the Assignment conveying and transferring to Purchaser all of Seller's right, title and interest in, to and under the Permits;

     (d) the certificates referred to in Subsection 10.1(b) hereof;

     (e) The Title Policy issued by the Title Company in exact conformity with the Title Commitment, in favor of Purchaser, in the amount of the Purchase Price, showing good and marketable fee simple title in the Land and Improvements to be vested in Purchaser subject only to the Permitted Exceptions;

     (f)  a FIRPTA Certificate;

     (g) affidavit of title for the Land and Improvements executed by Seller, in customary form;

     (h) a Bulk Sales Stop Order from the Department under the provisions of the Illinois Income Tax Act, Ill. Rev. Stat. ch. 120, para. 9-902(d) (1937) and the Retailers' Occupation Tax Act, Ill. Rev. Stat. ch. 120, para. 444j (1987), dated not earlier than fifteen (15) days before the Closing Date, and a full release of claims from the Department with respect to all debts owned by Seller under the Illinois Income Tax Act and the Retailers' Occupation Tax Act; provided, however, that if such Stop Order requires the withholding of any portion of the Purchase Price, Purchaser shall pay such withheld amount into an escrow with Title Company, which escrow shall provide for the payment of funds therein to the Department or the Seller, as further ordered by the Department. In no event shall any funds so deposited be returned to Purchaser or be subject to any claim or set off by Purchaser;

     (i) the 1501 Lease and the 3333 Land Lease executed by Seller, as tenant.

     (j) the opinion of Seller's counsel as provided by Subsection 10.1(c);

     (k)  the Closing Statement;

     (l) State of Illinois and County of DuPage documentary stamp and transaction declarations; and

     (m) a certificate that the sale hereunder is not subject to RPTA (as hereinafter defined) or that all filings and deliveries required thereby as modified by this Agreement have been made or will be made at the Closing.

     7.2 PURCHASER'S DELIVERIES. At Closing, Purchaser shall deliver or cause to be delivered to Seller the following, each of which shall be in form and substance reasonably acceptable to Seller and, in the case of documents of transfer or conveyance, shall be accepted or consented to by all parties required to make such transfer or conveyance effective:

     (a) that portion of the Purchase Price required to be paid pursuant to Sections 3.1 and 8.1 hereof;

     (b) the certificate referred to in Subsection 9.1(b) hereof;

     (c)  the Closing Statement;

     (d) the Assignment assuming all of Seller's obligations, duties and liabilities under the Permits from and after the Closing Date;

     (e) State of Illinois and County of DuPage documentary stamp declarations;

     (f) the opinion of Purchaser's counsel as provided in Subsection 9.1(c);
and

     (g) the 1501 Lease and the 3333 Lease executed by the Landlord under such leases.

      7.3 CONCURRENT TRANSACTIONS. All documents or other deliveries required to be made by Purchaser or Seller at the Closing, and all transactions required to be consummated concurrently with the Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by Purchaser, or its designee, and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

     7.4 FURTHER ASSURANCES. Seller and Purchaser will, at the Closing or at any time or from time to time thereafter, upon request of either party, execute such additional instruments, documents or certificates as either party deems reasonably necessary in order to satisfy and fulfill their respective Obligations hereunder.

     7.5 POSSESSION. Possession of the Property shall be delivered to Purchaser at the Closing.


                                  ARTICLE VIII

                ADJUSTMENTS AND PRORATIONS - CLOSING STATEMENTS

     8.1 ADJUSTMENTS AND PRORATIONS. The following matters and items shall be apportioned between the parties hereto or, where appropriate, credited in total to a particular party, as of the Closing Date as provided below:

     (a) Taxes and Assessments. All ad valorem taxes, special or general assessments, personal property taxes, water and sewer rents, rates and charges, and other municipal permit fees (to the extent such permits are transferable) for the 3333 Land Parcel shall be equitably prorated between the parties. If the amount of any such item is not ascertainable on the Closing Date, the credit therefor shall be based on one hundred percent (100%) of the most recent available bill and shall be reprorated within thirty (30) days after receipt of the final tax bill for each of 1996 and 1997. There shall be no proration of the above items for the 1501 Land Parcel because Seller shall continue to be responsible for such amounts as tenant, under the 1501 Lease.

     (b) Other. Such other items as provided for in this Agreement or in the case of the 3333 Land Parcel, as are normally prorated or adjusted in the sale of vacant land.

     8.2 CLOSING STATEMENTS. At the Closing the representatives of the parties shall jointly prepare and deliver to each party a Closing Statement which shall show the net amount due either to Seller or Purchaser as a result thereof, and such net amount will be added to or subtracted from the payment of the cash balance of the Purchase Price to be paid to Seller pursuant to Section
3.1 hereof; provided, however, that real estate taxes shall be dealt with in accordance with Subsection 8.1(b).

                                  ARTICLE IX

                       CONDITIONS TO SELLER'S OBLIGATIONS
                      -----------------------------------

     9.1 CONDITIONS. Seller's obligation to close hereunder shall be subject to the occurrence of each of the following conditions, any one or more of which may be waived by Seller in writing.

     (a) Purchaser's Compliance with Obligations. Purchaser shall have complied in all material respects with all Obligations required by this Agreement to be complied with by Purchaser.

     (b) Truth of Purchaser's Representations and Warranties. The representations and warranties of Purchaser contained in Section 5.2 were true in all material respects when made, and are true in all material respects on the Closing Date, and Seller shall have received a certificate to that effect signed by an authorized agent of Purchaser.

     (c) Opinion of Purchaser's Counsel. There shall have been delivered to Seller a favorable opinion of Purchaser's counsel, dated the Closing Date as to
(i) the power and authority of Purchaser to execute and deliver this Agreement and the Lease; and (ii) the due authorization, execution and delivery by Purchaser of this Agreement and all other documents required to be executed and delivered by Purchaser pursuant to Section 7.2 hereof.

     9.2 FAILURE OF CONDITIONS. If any condition enumerated in Section 9.1 is not fulfilled and Seller elect not to waive such conditions, such failure shall be deemed a default by Purchaser hereunder and Seller shall be entitled to pursue against Purchaser any and all remedies available to Seller hereunder, at law or in equity.


                                   ARTICLE X

                      CONDITIONS TO PURCHASER'S OBLIGATIONS
                     --------------------------------------

     10.1 CONDITIONS. Purchaser's obligation to close hereunder shall be subject to the occurrence of each of the following conditions, any one or more of which may be waived by Purchaser in writing.

     (a) Seller's Compliance with Obligations. Seller shall have complied in all material respects with all Obligations required by this Agreement to be complied with by Seller.

     (b) Truth of Seller's Representations and Warranties. The representations and warranties of Seller contained in Section 5.1 were true in all material respects when made, and are true in all material respects on the Closing Date, and Purchaser shall have received a certificate signed by the Seller to that effect.

     (c) Opinion of Seller's Counsel. There shall have been delivered to Purchaser a favorable opinion of Seller's counsel, dated the Closing Date as to
(i) the power and authority of Seller to execute and deliver this Agreement; and
(ii) the due authorization, execution and delivery by Seller of this Agreement and all other documents required to be executed and delivered by Seller pursuant to Section 7.1 hereof.

     (d) No Pending Adverse Litigation. On the Closing Date, there shall not then be pending or, to the knowledge of either Purchaser or Seller, threatened, against Seller any litigation, administrative proceeding, investigation or other form of governmental enforcement or executive or legislative proceeding (other than any litigation or proceeding arising out of acts or omissions of Purchaser or anyone claiming by, through or under Purchaser) which, if determined adversely, would restrain the consummation of any of the transactions herein referred to, declare illegal, invalid or non-binding any of the covenants or obligations of the parties herein, or have a material and adverse effect on the operations of the Property, or materially and adversely affect the value of the Property or the ability of Purchaser, after the Closing, to operate the Property as currently operated or to construct an office building on the Vacant Parcel as contemplated in the Vacant Land Lease.

     10.2  FAILURE OF CONDITIONS.  If any condition enumerated in Subsection
10.1 is not fulfilled, such failure shall be deemed a default by Seller hereunder and Purchaser may at its election (x) proceed to close this transaction or (y) terminate this Agreement, in either case retaining all rights and remedies against Seller available to Purchaser at law or in equity. If Purchaser elects to terminate this Agreement, the Deposit and any interest earned thereon shall be immediately returned to Purchaser.


                                   ARTICLE XI

                     ACTIONS AND OPERATIONS PENDING CLOSING
                    ---------------------------------------

     11.1 ACTIONS AND OPERATIONS PENDING CLOSING. Seller agrees that from and after the date hereof:

     (a) The Property will continue to be operated and maintained substantially in accordance with present standards.

     (b) Seller shall use commercially reasonable efforts to preserve in force all existing Permits and to cause all those Permits expiring prior to the Closing Date to be renewed prior to the Closing Date. If any such Permit shall be suspended or revoked,

Seller shall promptly so notify Purchaser and use its best efforts to cause the reinstatement of such Permit without any additional limitation or condition.

     (c) Seller shall notify Purchaser promptly if Seller becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in Section 5.1 not true in any material respect. Purchaser shall notify Seller promptly if Purchaser becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in Section 5.1 not true in any material respect.

     (d) Seller will maintain in effect, all policies of casualty and liability insurance, or similar policies of insurance, with the same limits of coverage which it now carries with respect to the Property.

     (e) Seller will not dispose of or remove any of the Property, except in accordance with this Agreement.

     (f) Seller shall not create or allow to arise any Title Defect.


                                  ARTICLE XII

                             CASUALTIES AND TAKINGS
                            -----------------------

     12.1 CASUALTIES. If any damage to the Property shall occur prior to the Closing Date by reason of fire, windstorm, hail, explosion or other casualty, and if, in Purchaser's reasonable judgment, the cost of repairing such damage will materially affect the operation of the Property, or Purchaser's ability to construct the office building on the Vacant Land Parcel as contemplated in the Vacant Land Lease, Purchaser may elect to terminate this Agreement by giving written notice to Seller in which event neither party shall have any further Obligations or liability whatsoever to the other hereunder.

     12.2 TAKINGS. In the event of the actual or threatened taking (either temporary or permanent) in any condemnation proceedings by exercise of right of eminent domain, of all or any part of the Land and Improvements, between the date hereof and the Closing Date, and if, in Purchaser's reasonable judgment, such taking will result in the inability to conduct the operations of the Property substantially in accordance with the present standards or the inability to construct the office building on the Vacant Land Parcel as contemplated in the Vacant Land Lease, Purchaser may elect to: (i) terminate this Agreement by giving written notice to Seller, in which event neither party shall have any further Obligations or liability whatsoever to the other hereunder or (ii) receive an assignment of all of Seller's rights to any condemnation award relating to such taking and acquire the Property without any adjustment in the Purchase Price.

                                  ARTICLE XIII

                                   INDEMNITIES
                                  ------------

     13.1 SELLER'S INDEMNITY. Seller agrees to indemnify, defend (with Purchaser having the right to retain separate counsel for the purpose of participating in such defense, at its sole cost and expense) and hold Purchaser harmless against all damages, losses and with respect to the following:

     (a) except to the extent that Purchaser receives a credit therefor on the Closing Statement, any and all obligations, liabilities, claims, accounts, demands, liens or encumbrances, whether direct or contingent and no matter how arising, in any way related to the Property, and arising or accruing on or before the Closing Date or in any way related to or arising from any act, conduct, omission, contract or commitment (subject to Section 3.3) of Seller, at any time or times on or before the Closing Date, without limitation on the generality of the foregoing, Seller indemnifies Purchaser from any claim or judgment under any lawsuit or proceeding filed or pending prior to the Closing Date against the Property, or any part thereof, and any costs or expenses heretofore or hereafter incurred in connection with any such lawsuit or proceeding;

     (b) subject to Section 10.2, any loss or damage to Purchaser resulting from any inaccuracy in or breach of any representation or warranty of Seller or resulting from any breach or default by Seller of any Obligation of Seller under this Agreement; and

     (c) all costs and expenses, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the foregoing.

     13.2 PURCHASER'S INDEMNITY. Purchaser agrees to indemnify, defend (with Seller having the right to retain separate counsel for the purpose of participating in such defense, at its sole cost and expense), and hold Seller harmless against and with respect to the following:

     (a) any loss or damage to Seller, subsequent to the Closing Date, resulting from any inaccuracy in or breach of any representation or warranty of Purchaser or resulting from any breach or default by Purchaser of any Obligation of Purchaser under this Agreement;

     (b) any and all obligations, liabilities, claims, accounts, demands, liens or encumbrances, whether direct or contingent and no matter how arising for which and to the extent Purchaser receives a credit therefore on the Closing Statement; and all liabilities accruing after the Closing Date under any contracts, leases or other obligations which are assumed by Purchaser at the Closing pursuant to Section 3.3 and Subsection 7.2(d); and

     (c) all costs and expenses, including reasonable attorneys' fees, relating to any actions, suits or judgments incident to any of the foregoing.

     13.3 NOTICE OF CLAIMS. Seller and Purchaser, as applicable, shall promptly notify the other in the event any claim is made against Seller or Purchaser as to which the other party has agreed to indemnify, and the indemnitor shall thereupon undertake to defend and hold the indemnitee saved and harmless therefrom.


                                  ARTICLE XIV

                                    NOTICES
                                    -------

     No notice or other communication shall be deemed given unless sent in any of the manners, and to the persons, specified in this Article. All notices and other communications hereunder shall be in writing and shall be deemed given (i) upon receipt if delivered personally, if sent by overnight courier or if mailed by registered or certified mail, postage prepaid, return receipt requested, or
(ii) upon the completion of transmission during normal business hours (or if after normal business hours, the next business day after completion of transmission) (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

     If to Seller, to:   May & Speh, Inc.
                             1501 Opus Place
                             Downers Grove, Illinois  60515
                             Attention:  Eric Loughmiller
                             Telecopy No.: (630) 719-0447
                             Confirmation No.: (630) 964-1501


     With a copy to:     Heying & Watts
                             600 South Washington Street
                             Suite 301
                             Naperville, Illinois  60540-6667
                             Attention:  Mary S. Watts, Esq.
                             Telecopy No.: 630-717-7887
                             Confirmation No.: 630-717-7555

     If to Purchaser, to:   Finley Partners
                               2 North LaSalle Street
                               Suite 730
                               Chicago, IL   60602
                               Attention:  Joseph Beale
                               Telecopy No.: (312) 346-6957
                               Confirmation No.: (312) 346-9466

     With an additional
     copy to:                  Gould & Ratner
                               222 N. LaSalle St., Suite 800
                               Chicago, IL 60601
                               Attention:  Stephen P. Sandler, Esq. and
                                           David M. Arnburg, Esq.
                               Telecopy No.: (312)236-3241
                               Confirmation No.: (312)236-3003


                                   ARTICLE XV

                              ADDITIONAL COVENANTS
                             ---------------------

      15.1  ADDITIONAL COVENANTS.  In addition, the parties agree as follows:

     (a) Expenses. Except as set forth in Section 6.2, the fees and expenses of Seller's designated representatives, accountants and attorneys shall be borne by Seller, and the fees and expenses of Purchaser's designated representatives, accountants and attorneys shall be borne by Purchaser.

     (b) Brokerage. Purchaser and Seller each covenants, warrants and represents to the other that no broker or finder has acted on behalf of such party in connection with this Agreement or the transactions contemplated hereby and that such party has made no agreement to pay any agent, finder, broker or any other representative any fee or commission in the nature of a finder's or originator's fee arising out of or in connection with the subject matter of this Agreement. Purchaser and Seller each hereby agrees to indemnify, defend and hold the other harmless against and from any and all manner of claims, liabilities, loss, damage, attorneys' fees and expenses, incurred by either party and arising out of, or resulting from, any claim by any such broker or finder in contravention of its representation and warranty herein contained.

     (c) Survival of Covenants, etc. Except as otherwise specifically set forth herein, the representations, warranties, obligations, covenants, agreements, undertakings and indemnifications of each of Seller and Purchaser contained herein shall survive the Closing.

     (d) Construction. This Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

     (e) Publicity. Except as required by law, neither party shall, directly or indirectly, disclose or confirm to any person that discussions have taken place between the parties, the existence of or the terms or conditions of this Agreement or any of the terms, conditions or other facts regarding the transaction proposed hereby, including the status thereof. The parties hereto agree to mutually approve the timing, content and dissemination of any public announcement relating to the transaction contemplated hereby, except to the extent any party is not reasonably able to consult with or obtain the approval of the other party in situations in which disclosures are required by applicable law.

     (f) General. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all Exhibits hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, if any, with respect thereto and may not be amended, supplemented or terminated, nor shall any Obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged or as otherwise specifically set forth herein. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity, other than the parties hereto and their permitted successors and assigns. Neither Purchaser nor Seller shall assign its rights or delegate its duties hereunder without the prior written consent of the other party; provided, Purchaser shall have the right to assign its rights and obligations under this Agreement to a limited partnership or limited liability company of which the principals of RERC Capital Markets L.L.C. or an entity owned by RERC Capital Markets L.L.C. as one of the general partners or a member, without the consent of Seller. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

     (g) FIRPTA, RPTA and Illinois Taxes.
         -------------------------------

          (i) Seller agrees to furnish Purchaser such evidence as Purchaser may reasonably request, to establish that Seller is not a foreign person for the purpose of Section 1445 of the Internal Revenue Code of 1986, as amended ("Section 1445"). In the event that Seller does not furnish such certification or a qualifying statement for the U.S. Treasury Department that the transaction is exempt from the withholding requirements of Section 1445, Seller agrees that the escrowee shall be directed to pay such amount required by law to the Internal Revenue Service in accordance with the laws and regulations regarding the withholding requirements of Section 1445 out of Seller's net proceeds from the Closing.

     (ii) At least thirty-five (35) days prior to closing, Seller shall deliver to Purchaser evidence reasonably satisfactory to Purchaser that the sale of the Property to Purchaser hereunder is not subject to, and does not subject Purchaser to liability under Ill. Rev. Stat. ch. 120, paras. 9-902(d), and 444J; and ch. 48, para. 750 (1987). If such evidence is not so delivered to Purchaser, then Seller shall, or Purchaser may, notify the Department and the Illinois Department of Labor of the pending sale and request the Department and Department of Labor to make a determination as to whether the Seller has an assessed, but unpaid taxes and contributions for unemployment compensation. The parties shall withhold in the Escrow any amounts required by the Department or the Department of Labor until the appropriate agency furnishes Seller and Purchaser with a letter advising that all sales and income taxes and contributions for unemployment compensation due to the State of Illinois from the Seller have been paid and releasing Purchaser from any withholding requirements including, but not limited to, those of Ill. Rev. Stat. ch. 120, paras. 9-902(d), and 444j; and ch. 48, para. 750 (1987) or the period of time to furnish such letter in accordance with the applicable statutes of the State of Illinois has expired, whichever is earlier.

     (iii) Within twenty (20) days after the Agreement Date, Seller shall deliver to Purchaser a fully completed and executed disclosure document for the Property pursuant to the Illinois Responsible Property Transfer Act, Ill. Rev. Stat. ch. 30, para. 901 et seq. ("RPTA") and shall record such disclosure document.

     (h) Exclusive Negotiations. From and after the date hereof through the Closing Date or the date that this Agreement is terminated as provided herein, Seller shall not, directly or indirectly, initiate, encourage or entertain any bid, submission of proposal or offer to purchase, lease or manage the Property or any part thereof, or participate in any negotiations regarding, furnish to any person any information with respect to or otherwise cooperate with, assist, participate in or encourage any effort or attempt by any person to acquire, lease or manage the Property, or any part thereof.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                                       SELLER:

                                       MAY & SPEH, INC., a Delaware corporation

Attest:

By: /s/ Kathleen Malinger              By: /s/ Albert J. Speh, Jr.
        Its:                               ------------------------------------
            --------------------           Albert J. Speh, Jr.
        Secretary                          Chairman of the Board of Directors



                                           /s/ Lawrence J. Speh
                                           ------------------------------------
                                           Lawrence J. Speh
                                           President and Chief Executor Officer

                                           /s/ Eric M. Loughmiller
                                           ------------------------------------
                                           Eric M. Loughmiller
                                           Executive Vice President,
                                           Chief Financial Officer


                                       PURCHASER:
                                       FINLEY PARTNERS L.L.C.,
                                       an Illinois limited liability
                                       company


                                       By: /s/ Joseph Beale
                                           --------------------------------
                                           Joseph Beale
                                           Managing Member